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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Union Bankshares Corporation.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNION BANKSHARES CORPORATION

March 19, 2009

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, April 21, 2009 at 4:00 p.m. at Union Bankshares Corporation’s Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546. Directions to the meeting site may be found on the final page of the attached Proxy Statement. We will also have signs posted at the location to help guide you.

The primary business of the meeting will be to elect three Class I directors, to ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent auditors for 2009, and to give advisory (non-binding) approval of executive compensation. We also will report to you about the condition and performance of the Company and its subsidiaries. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. The Company’s independent auditors will also be in attendance. We will host a reception following the meeting.

As always, your vote is important, so please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We value your continued support and loyalty and we hope to see you at the meeting on April 21.

Very truly yours,

G. William Beale
President and Chief Executive Officer

UNION BANKSHARES CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 21, 2009

The Annual Meeting of Shareholders of Union Bankshares Corporation (the “Company”) will be held at the Company’s Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546 at 4:00 p.m. on April 21, 2009 for the following purposes:

1.	to elect three (3) directors to serve as Class I directors for three-year terms;

2.	to ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent auditors for 2009;

3.	to approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement; and

4.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders of record of the Company’s common stock at the close of business on March 6, 2009, are entitled to notice of and to vote at the meeting and any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on April 21, 2009: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Shareholders, the Proxy Statement, including the Proxy Card, and the Annual Report on Form 10-K for the year ended December 31, 2008, may be viewed at http:// www.ubsh.com/site/AnnualReport_Proxy.pdf.

By Order of the Board of Directors,

Janis Orfe
Executive Vice President/General Counsel Corporate Secretary
March 19, 2009

Please promptly complete and return the enclosed proxy regardless of whether you plan to attend the Annual Meeting. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

UNION BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 21, 2009

GENERAL

The enclosed proxy is solicited by the Board of Directors of Union Bankshares Corporation (the “Company”) for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 21, 2009, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 19, 2009.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his/her proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on March 6, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on February 27, 2009, there were 13,579,445 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company also has 59,000 shares of its Series A preferred stock outstanding. The Series A preferred stock was issued to the United States Department of the Treasury (“Treasury”) on December 19, 2008 in connection with the Company’s participation in the Treasury’s Capital Purchase Program (“CPP”) under its Troubled Asset Relief Program (“TARP”). The Series A preferred stock is not entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

ELECTION OF DIRECTORS—PROPOSAL 1

Class I Directors

The Company’s Board is divided into three classes (I, II, and III). The terms of office for three (3) Class I directors will expire at the Annual Meeting and the nominees to serve as Class I directors are set forth below. The Class I nominees currently serve as directors of the Company. Mr. Caton was first appointed to the Company’s Board of Directors in 2004; Messrs. Morin and Tillett were appointed to the Board in 2003. If elected, the Class I nominees will serve until the 2012 Annual Meeting of Shareholders.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any person named as a nominee below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

Members of the Board of Directors of Union Bankshares Corporation are expected to have the appropriate skill and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence and background.

The Board of Directors recommends that shareholders vote FOR the nominees set forth below. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

Class I (Nominees) (Directors To Be Elected To Serve Until the 2012 Annual Meeting):

Name (Age)	Served As Director Since (1)	Principal Occupation During Past Five Years

Douglas E. Caton (66)	2004	Chief Executive Officer of Management Services Corporation, a Charlottesville, Virginia based regional real estate management, development and brokerage company which purchases and constructs apartments and commercial buildings; Chairman of the Board of Guaranty Financial Corporation from 1990 to 2004; Major General, United States Army Reserve, Retired.

R. Hunter Morin (67)	2003	President and Founder of GeMROI Company, a Fredericksburg, Virginia based marketing organization that provides marketing, merchandising and sales for a variety of major millwork and building materials manufacturers; founding principal of the Jian Group, L.L.C., a privately held investment banking firm specializing in the building materials and construction industry.

Ronald L. Tillett (53)	2003	Managing Director, Public Finance, Morgan Keegan & Company, Inc. since 2001; State Treasurer, Commonwealth of Virginia, from 1991 to 1996; Secretary of Finance, Commonwealth of Virginia, from 1996 to 2001.

(footnote on page 4)

Class II (Directors Elected To Serve Until the 2010 Annual Meeting):

Name (Age)	Served As Director Since (1)	Principal Occupation During Past Five Years

Daniel I. Hansen (52)	1987	DeJarnette & Beale, Inc. (an independent insurance agency), Corporate Vice President and Corporate Secretary; Chairman of the Board of Union Bank and Trust Company from 2003 to December 2007; began service on the Board of the Company in December 2007.

Ronald L. Hicks (62)	1985	Chairman of the Board of the Company since 1993; Attorney, Of Counsel to Jarrell, Hicks and Sasser, Spotsylvania County, Virginia; Chairman of the Board of Union Bank and Trust Company from 1987 to 2003.

W. Tayloe Murphy, Jr. (76)	1966	Attorney, Warsaw, Virginia; Secretary of Natural Resources, Commonwealth of Virginia, from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000.

A. D. Whittaker (69)	1981	President, A. D. Whittaker, Inc., a commercial construction firm in Hanover County, Virginia.

Class III (Directors Elected To Serve Until the 2011 Annual Meeting):

Name (Age)	Served As Director Since (1)	Principal Occupation During Past Five Years

G. William Beale (59)	1990	President and Chief Executive Officer of the Company since its inception in 1993; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004.

Patrick J. McCann (52)	2004	Private investor; served as Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 for Barnett Banks, Inc.

Hullihen W. Moore (66)	2004	Consultant, photographer, and writer; Member/Chairman, Virginia State Corporation Commission from 1992 to 2004; Attorney, Christian and Barton, Richmond, Virginia, from 1968 to 1992.

(footnote on page 4)

(1)	Messrs. Caton, McCann, Moore, Morin, and Tillett were appointed to the Board in the respective years indicated, and each other director has served on the Board of Directors of the Company since the consummation of the affiliation of Union Bancorp, Inc. and Northern Neck Bankshares Corporation in July 1993, which created the Company. The dates for Messrs. Beale, Hicks, Hansen, and Whittaker indicate when each was first elected to the Board of Directors of Union Bank and Trust Company. Mr. Murphy was first elected to the Board of Directors of Northern Neck State Bank in 1966.

RATIFICATION OF INDEPENDENT AUDITORS—PROPOSAL 2

The Audit Committee of the Board of Directors has recommended the appointment of Yount, Hyde & Barbour, P. C. (“YHB”) as the independent auditors to audit the Company’s financial statements for the year ending December 31, 2009 and, pursuant to the committee’s charter, has determined that it is appropriate to request the shareholders to ratify such appointment. YHB has acted as the Company’s auditors since 1999 and has reported on financial statements during that period. A representative from YHB is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast is required for the ratification of the appointment of the independent auditors.

If the appointment of YHB as the Company’s independent auditors is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its shareholders. If the shareholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain YHB but may proceed with the retention of YHB if it deems to be in the best interest of the Company and its shareholders.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent auditors for the fiscal year ending December 31, 2009.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION—PROPOSAL 3

The recently enacted American Recovery and Reinvestment Act of 2009 (the “ARRA”) includes a provision requiring CPP participants, like the Company, during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate and non-binding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Union Bankshares Corporation approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

As provided in the ARRA, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote.

The Company believes that its compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

CORPORATE GOVERNANCE

The Board and Board Meetings

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and shareholder meetings. Each director, other than Mr. Beale, has been deemed by the Board of Directors as an “independent director” as such term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC (“NASDAQ”). In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

There were seven (7) regular meetings of the Board of Directors in 2008, six (6) special meetings, and at least once a quarter, the non-management directors met in executive session without management in attendance for a portion of the meeting. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 2008.

Board Committees

The Board of Directors has, among others, a standing Executive Committee, Audit Committee, Nominating Committee, and Compensation Committee.

Executive Committee. The Executive Committee is composed of G. William Beale, Chairman, Ronald L. Hicks, Douglas E. Caton, W. Tayloe Murphy, Jr., and A. D. Whittaker. The committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. There were four (4) meetings of the Executive Committee in 2008.

Audit Committee. During 2008, the Audit Committee was composed of Ronald L. Tillett, Chairman, Patrick J. McCann, Hullihen W. Moore, and Daniel I. Hansen. The functions of the committee are to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, to engage the independent certified public accountants, to approve the scope of the independent accountants’ audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor, and to issue its reports to the Board of Directors. All members of the Audit Committee are “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. Tillett is a “financial expert” as defined by the regulations of the SEC and all Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met eight (8) times in 2008. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Compensation Committee. During 2008, the Compensation Committee consisted of Douglas E. Caton, Chairman, Ronald L. Hicks, A. D. Whittaker, and R. Hunter Morin, each of whom is an

“independent director” as defined by applicable NASDAQ rules. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met five (5) times in 2008. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Nominating Committee. The Nominating Committee consists of W. Tayloe Murphy, Jr., Chairman, R. Hunter Morin, Patrick J. McCann, and Hullihen W. Moore, each of whom is an “independent director” as defined by applicable NASDAQ rules. The function of this committee is to recommend individuals for election to the Board of Directors of the Company. The Nominating Committee will accept recommendations from shareholders consistent with the provisions of proposed Rule 14a-11 of the Securities Exchange Act of 1934. The Nominating Committee met two (2) times in 2008. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2008 and up to the present time, there were transactions by Union Bank and Trust Company and Northern Neck State Bank with certain members of the Compensation Committee, or their associates, all consisting of extensions of credit by either bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectibility or presents other unfavorable features.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Janis Orfe, Corporate Secretary, Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”) or to the individual director without exception. All of the directors attended the Annual Meeting of Shareholders held in 2008. Consistent with the Company’s corporate governance guidelines, directors are expected to attend the 2009 Annual Meeting and each should be available to shareholders to discuss Company matters. A copy of the corporate governance guidelines is available on the Company’s website: www.ubsh.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the committee on February 26, 2009. The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent auditors is the sole responsibility of the Audit Committee.

The Company’s independent registered auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors these processes. However, the Audit Committee does not complete its monitoring prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered auditors, who, in their report, express an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee met and held discussions with management and the Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P. C., with respect to the Company’s financial statements for the fiscal year ended December 31, 2008. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered auditors. The Audit Committee also discussed with the independent registered auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AU Section 380, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

In addition, the Audit Committee discussed with the independent registered auditors the auditors’ independence from the Company and its management, and the independent registered auditors provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal and independent registered auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent registered auditors, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company.

Principal Accounting Fees

External auditors billed the following fees for services provided to the Company during 2008 and 2007:

	2008	2007
Audit fees (1)	$226,159	$205,750
Audit-related fees (2)	35,807	34,570
Tax fees (3)	19,649	—
All other fees	—	—

Total	$281,615	$240,320

(footnotes on next page)

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC; the Union Mortgage Group, Inc. stand alone audit in compliance with governmental auditing standards; attestation regarding the adequacy of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; and attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act.
(2)	Audit-related fees: Employee benefit plan audits; consultation concerning financial accounting, reporting standards and other related issues.
(3)	Tax fees: Preparation of federal and state tax returns; review of quarterly estimated tax payments; and consultation regarding tax compliance issues. For the year ended December 31, 2007, tax services were assigned to a public accounting firm other than YHB, which firm’s fees have been and are comparable to those paid to YHB for similar services.

The Audit Committee has considered the provision by YHB of the above non-audit services to the Company and has determined that the provision of these services by YHB is compatible with maintaining the firm’s independence from the Company. During the year, each engagement beyond the scope of the annual audit engagement was pre-approved by the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Ronald L. Tillett, Chairman

Daniel I. Hansen

Patrick J. McCann

Hullihen W. Moore

SENIOR EXECUTIVE OFFICERS

The following persons, each of whom is an executive officer of the Company, comprise the Company’s executive management team and are sometimes referred to in this Proxy Statement as the “Executive Group” or senior executive officers (“SEOs”). One former executive officer, David S. Wilson, retired effective as of October 15, 2008; to comply with certain disclosure requirements of the SEC, you will see references in the text to Mr. Wilson and he will be listed in certain tables. Mr. Wilson joined the Company in 1999 and served the Company immediately prior to his retirement as Director of Information Technology and Data Management.

Name (Age)	Title and Principal Occupation During Past Five Years

G. William Beale (59)	President and Chief Executive Officer of the Company since its inception in 1993; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004.

D. Anthony Peay (49)	Chief Financial Officer of the Company since 1994; Executive Vice President of the Company since 2003.

John C. Neal (59)	Executive Vice President and Chief Banking Officer of the Company since 2005; President and Chief Executive Officer of Union Bank and Trust Company since 2004; Executive Vice President and Chief Operating Officer of Union Bank and Trust Company from 1997 to 2004.

Elizabeth M. Bentley (48)	Executive Vice President and Director of Retail Banking; joined the Company in 1998, Assistant Vice President; Vice President in 2002; Senior Vice President in 2005; Executive Vice President in 2007.

Rex A. Hockemeyer (55)	Executive Vice President and Director of Operations and Information Technology; joined the Company in April 2008.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table below, (c) each holder of more than five percent of common stock, and (d) by all the directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)			Percent of Class
Named Executive Officers and Directors:
G. William Beale	70,763	(2	)(3)	*
Douglas E. Caton	449,453	(2)		3.31%
Daniel I. Hansen	103,186	(2)		*
Ronald L. Hicks	68,370	(2)		*
Patrick J. McCann	5,161	(2)		*
Hullihen W. Moore	30,325			*
R. Hunter Morin	28,294	(2)		*
W. Tayloe Murphy, Jr.	150,531	(2)		1.10%
Ronald L. Tillett	12,324			*
A. D. Whittaker	96,433	(2)		*
John C. Neal	36,376	(2	)(3)	*
D. Anthony Peay	23,419	(2	)(3)	*
Elizabeth M. Bentley	5,496	(3)		*
Rex A. Hockemeyer	54			*
David S. Wilson	4,608	(4)		*
All directors and executive officers as a group (15 persons)	1,084,793	(2	)(3)	7.99%
5% Stockholder:
Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	769,073	(5)		5.68	%(5)

(footnotes on next page)

*	Represents less than 1% of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and dependent children, or as custodians or trustees, as follows: Mr. Beale, 27,030 shares; Mr. Caton, 21,050 shares; Mr. Hansen, 24,969 shares; Mr. Hicks, 12,319 shares; Mr. McCann, 201 shares; Mr. Morin, 642 shares; Mr. Murphy, 2,772 shares; Mr. Whittaker, 4,990 shares; Mr. Neal, 693 shares; Mr. Peay, 137 shares.
(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s 1993 Stock Incentive Plan and 2003 Stock Incentive Plan as follows: Mr. Beale, 2,100 shares; Mr. Neal, 14,505 shares; Mr. Peay, 9,750 shares; Ms. Bentley, 5,025 shares.
(4)	Former executive officer of the Company.
(5)	The Schedule 13G filed with the SEC by Barclays Global Investors, NA (“Barclays”) on February 5, 2009 indicates that as of December 31, 2008, Barclays and its affiliated entities collectively have sole power to direct the voting of 756,106 shares and the disposition of 769,073 shares.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and explanation of the material information relevant to understanding the objectives, policies and philosophy underlying the Company’s compensation programs for executives. To assist you in understanding certain disclosures that we are required to provide in this section, which we refer to as the “CD&A,” we include a series of questions followed by narrative answers. Following the CD&A, we also provide information relating to executive and director compensation in a series of tables and accompanying narrative, some of which follow the “Question and Answer” format of this section.

As described on page 1 of this Proxy Statement, the Company is a participant in the Capital Purchase Program under the Treasury’s Troubled Asset Relief Program. For information on what effect the Company’s participation has on executive compensation, please see the following questions: “Are there other plans or agreements that relate to executive compensation?” on page 14, and “What are the implications on executive compensation and corporate governance resulting from the Company’s participation in the CPP?” on page 25.

Q. Does the Company have an overall executive compensation philosophy?

Yes. The “total compensation philosophy” of the Company is to compensate fairly its executives in a manner that is consistent with our identified industry peers and reward them for achieving the Company’s operational and financial goals and providing a growing return to our shareholders. Our compensation programs support management’s goals of hiring, retaining, and rewarding qualified executives who are critical to the successful execution of our short-term and long-term business strategies. Our compensation programs are strategy-focused, competitive, and, where appropriate, performance based.

Q. How does the industry-specific peer group fit into the Company’s executive compensation philosophy and strategy?

We use the peer group, and, where appropriate, standardized financial services data, to determine “compensation comparability” and we consider, among other organizational criteria, asset size, earnings, location, organizational structure, number of employees, market capitalization, and service offerings. We also use the same financial industry peer group to assess total compensation, and, when appropriate, short and long-term performance based awards.

Q. What are the elements of compensation for the executives/officers?

For 2008, the principal components of compensation for members of the Executive Group were:

•	base salary;

•	performance-based cash incentive compensation; and

•	long-term equity compensation.

These components of compensation, along with certain other elements of compensation, are set forth in the Summary Compensation Table following this CD&A.

Q. How does the Company set the amount or formula for each element and how does each element fit into pay strategy?

When it sets compensation amounts, the Company takes into account specific items of corporate performance for each member of the Executive Group. Compensation for the Chief Executive Officer of the Company (Mr. Beale), the Chief Financial Officer of the Company (Mr. Peay), and the Chief Banking Officer of the Company (Mr. Neal) is determined by the Board of Directors, excluding Mr. Beale, based on the recommendation of the Compensation Committee of the Board. The compensation of the Director of Retail Banking (Ms. Bentley), and the Director of Operations and Information Technology (Mr. Hockemeyer) is determined by the Board of Directors after consideration of the recommendations of the Chief Executive Officer and the Compensation Committee. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to each of the foregoing executive’s compensation, evaluates each executive’s performance in light of these goals and objectives, and recommends to the Board the compensation levels for the members of the Executive Group based on these evaluations. In determining the long-term incentive component of the executive compensation for 2008, the Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to executives with similar titles and attendant responsibilities at comparable companies, and the awards given to such persons in past years.

For 2008, the Compensation Committee retained Larry R. Webber, an independent consultant with more than 30 years of experience in executive compensation, as its independent executive compensation advisor.

The Board and the Compensation Committee establish overall compensation using both objective and subjective criteria based on the factors noted above. With respect to the objective portion of the performance evaluation, the Compensation Committee specifically considers the Company’s performance based upon earnings per share growth and asset growth. The subjective component focuses on the Committee’s perception of the performance by the executive of his/her individual responsibilities as defined by the Committee and in comparison to the compensation paid to persons in comparable positions within the industry. The Company’s executive compensation program considers base salary its primary component, followed by short-term incentive compensation and long-term incentive compensation.

The targeted mix of cash and equity-based compensation for executives is on average 60% for base salary, 20% for annual incentives, and 20% for long-term equity. Incentive compensation for an individual executive may become a larger percentage of that person’s total direct compensation when he/she assumes significant responsibilities and has a significant impact on the financial and/or operational success of the Company.

Q. What are the objectives of the Company’s incentive compensation programs?

The overall objectives of the Company’s incentive compensation programs are straightforward – to attract, reward, and retain key executives for creating long-term value for shareholders of the Company. Each eligible executive can accomplish these objectives by maximizing Company and individual or division performance goals.

The Company’s “short-term” cash incentive compensation program is provided under an annual Management Incentive Plan (the “MIP”). The Company’s “long-term” incentive compensation program is provided through the grant of equity awards (i.e., stock options and restricted stock grants) under the Company’s 2003 Stock Incentive Plan (the “2003 SIP”).

Q. What exactly is the MIP and how long is the MIP in effect?

The MIP is an annual plan that begins each January 1st, which is the first day of the Company’s fiscal year. The Company adopted and approved the final version of the 2008 MIP on April 17, 2008 with an effective date of January 1, 2008. The Summary Compensation Table reflects payments earned in 2008 under the 2008 MIP by each member of the Executive Group, which payments were made on or about March 13, 2009.

Q. What specifically is the MIP designed to reward and how does the Company set the amounts of any “target awards”?

We recognize that the MIP can only reward the Company’s key executives who create value by looking at specific factors shortly after the end of the MIP fiscal year. Earlier in the MIP fiscal year, the MIP requires us to assign to each executive an incentive award target; this target number is calculated as a percentage of the executive’s year-end base salary. Generally, the target award of compensation is made to the executive if both the Company and the executive achieve certain targeted performance goals; however, the target award can be increased when performance exceeds expectations, or decreased if performance is below expectations.

For each eligible executive, the specific target award is weighted between the Company’s asset growth and its earnings per share (“EPS”) growth relative to its select peer group combined with individual/divisional goals. The specific individual/divisional goals are established and measured by the Chief Executive Officer who presents those goals to the Compensation Committee for its review and approval. The Compensation Committee also reviews and approves annually the select peer group that will be used for EPS growth and asset growth comparative purposes.

Q. What exactly is the 2003 SIP?

The 2003 SIP is a long-term incentive plan, which makes available 525,000 shares for awards or “grants” to eligible employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock.

The 2003 SIP is administered by the Compensation Committee. The Compensation Committee determines which employees will be granted stock options and restricted stock grants and the terms and conditions, including any vesting schedule, for each award.

On December 30, 2005, the Company accelerated the vesting of stock options in order to eliminate the recognition of compensation expense associated with the affected options under Statement of Financial Accounting Standards No. 123R, which became effective beginning in the first quarter of 2006. We disclose here that for personal reasons, each of Messrs. Beale, Peay, and Neal decided not to accept the acceleration of the vesting of his respective stock options.

Q. What peer group does the Committee use as a guide?

In making compensation decisions, the Committee compares the principal elements of total compensation against a peer group of publicly-traded financial service companies. The companies comprising the peer group (excluding the Company) as of December 31, 2008 were:

Ameris Bancorp	First Financial Holdings, Inc.	SCBT Financial Corporation
Cardinal Financial Corporation	FNB United Corp.	Sandy Spring Bancorp, Inc.
City Holding Company	Green Bankshares, Inc.	Security Bank Corporation
Community Trust Bancorp, Inc.	Harleysville National Corporation	StellarOne Corporation
Farmers Capital Bank Corporation	NewBridge Bancorp	TowneBank
Fidelity Southern Corporation	Pennsylvania Commerce Bancorp	Univest Corporation of Pennsylvania
First Bancorp	Pinnacle Financial Partners, Inc.	Virginia Commerce Bancorp, Inc.
First Community Bancshares, Inc.	S&T Bancorp, Inc.	WSFS Financial Corporation

Q. How does the Committee benchmark against the peer group?

Generally, base compensation and targeted short and long-term variable compensation is established at the 50th percentile of the Company’s peer group.

Q. Are there other plans or agreements that relate to executive compensation?

Yes, there are certain employment agreements, and certain “change in control” or what we call management continuity agreements; all of these agreements were amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code. We describe these agreements in more detail below.

In addition, in connection with the Company’s participation in the Treasury’s CPP, the Company and the SEOs amended certain employment and benefit agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as implemented by applicable guidance or regulation. Each of the SEOs (i) executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the CPP as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) that the officer has with the Company or in which the officer participates (collectively, “Benefit Plans”), as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the CPP; and (ii) entered into a letter agreement with the Company amending the Benefit Plans with respect to such officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired through the CPP, to comply with Section 111(b) of the EESA. More information about how executive compensation is affected by the Company’s participation in the CPP is provided on page 25 under the following question: “What are the implications on executive compensation and corporate governance resulting from the Company’s participation in the CPP?”

The Amended and Restated Employment Agreements

G. William Beale. As of December 31, 2008, to effectuate compliance with Section 409A of the Internal Revenue Code (“Section 409A”), the Company entered into an amended and restated employment agreement (the “Agreement”) with G. William Beale pursuant to which the Company will continue to employ Mr. Beale as President and Chief Executive Officer. The Agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 2006 providing for his employment as President and Chief Executive Officer of the Company.

The Agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the Agreement and on each day thereafter the term of the Agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Under the 2006 agreement, Mr. Beale’s initial annual base salary was $320,000 as of May 1, 2006; Mr. Beale’s current base salary is $358,800. Mr. Beale’s base salary and the recommendations of the Compensation Committee are reviewed annually by the Board of Directors. Mr. Beale is entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable MIP adopted on an annual basis by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the Agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the Agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the Agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

If Mr. Beale dies while employed by the Company, the Company will continue to pay Mr. Beale’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Beale’s then current base salary for six months after Mr. Beale’s death. If Mr. Beale is terminated as a result of his disability as determined pursuant to the Agreement, then certain restrictions imposed by the Agreement shall not apply after he ceases to be employed by the Company.

The Agreement will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement, dated as of December 31, 2008, between the Company and Mr. Beale, will become effective and any termination benefits will be determined and paid solely pursuant to the Amended and Restated Management Continuity Agreement, which supersedes and replaces the Management Continuity Agreement dated as of November 21, 2000.

John C. Neal and D. Anthony Peay. The Company has also entered into amended and restated employment agreements with Messrs. Neal and Peay as of December 31, 2008, again to effectuate compliance with Section 409A; these agreements contain substantially similar terms and are modeled after Mr. Beale’s Agreement. These agreements supersede and replace the employment agreements Messrs. Neal and Peay entered into in 2006. Each agreement has an initial term of two years, and, similar to Mr. Beale’s Agreement, each is renewed for an additional day during the term unless the Company gives notice that the employment term will not be extended.

Similar to Mr. Beale’s Agreement, each agreement with Messrs. Neal and Peay will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated

Management Continuity Agreements between Messrs. Neal and Peay and the Company, respectively, will become effective and any termination benefits will be determined and paid solely pursuant to those agreements, which supersede and replace earlier management continuity agreements.

The Executive Group/Potential Post-employment Payments. Estimated potential payments to members of the Executive Group upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the table on page 24.

The Amended and Restated Management Continuity Agreements

As stated above in the section describing their amended and restated employment agreements, the Company has separate agreements with Messrs. Beale, Neal, and Peay that become effective upon a change in control of the Company. Under the terms of each of these agreements, the Company or its successor is required to continue in its employ Messrs. Beale, Neal, and Peay for a term of three years after the date of a change in control (as defined in the Amended and Restated Management Continuity Agreements). According to certain provisions, the Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to those paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of any of these three executives is terminated during the three years other than for cause or disability (as defined in the Amended and Restated Management Continuity Agreements), or if any of them should terminate employment because a material term of his agreement is breached by the Company, such terminating executive will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination. Except as may be limited by the applicable agreements, waivers, regulations and guidelines relating to the Company’s participation in the Treasury’s Capital Purchase Program, for Mr. Beale, this lump sum will be equal to 2.99 times the sum of Mr. Beale’s base salary, annual bonus and equivalent benefits; similarly, for each of Messrs. Neal and Peay, the lump sum cash payment will be equal to 2.0 times the sum of his respective base salary, annual bonus and equivalent benefits. The Company does not have management continuity agreements with either Ms. Bentley or Mr. Hockemeyer.

Q. Does the Company have any other plans or agreements, not already discussed above, that relate to any other form of compensation for the executives listed in the Summary Compensation Table?

Yes. The Company and members of the Executive Group are parties to certain separate agreements, each of which is known as a “Split Dollar Life Insurance Agreement.” These agreements are sometimes referred to as “BOLI” agreements. The acronym “BOLI” means “bank owned life insurance.” Generally, under each BOLI agreement, the Company agrees to apply to a reputable insurance company for an insurance policy on the executive’s life. The Company is the owner of the insurance policies and pays the insurance premiums for the policies. The insured executive is requested to designate his/her beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his/her estate, as may be applicable, under the provisions of the BOLI agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

The Company has entered into BOLI agreements on two occasions, in 2000 and in 2005. With respect to the first occasion, the Company’s BOLI agreements with Messrs. Beale, Neal, Peay, and Wilson, and the respective death benefit for each such executive’s designated beneficiary or estate, include a benefit equal to three times each executive’s respective annual compensation as of the date of termination. With respect to the second occasion, Messrs. Beale, Neal, Peay, Wilson, and Ms. Bentley each have a separate BOLI agreement with a death benefit equal to $100,000.

Q. Does the Company have any “Split Dollar Life Insurance Agreements” with any employees other than the Executive Group?

Yes. The Company has other “Split Dollar Life Insurance Agreements” with numerous other employees who are not considered to be members of the Executive Group. Generally, these BOLI agreements contain provisions that are substantially similar to either or both of the above-described BOLI agreements that the Company has with the Executive Group members.

Q. As the Company is a participant in the Treasury’s Capital Purchase Program, has the Compensation Committee reviewed and satisfied its regulatory requirements under the CPP?

Yes. The Compensation Committee certifies that it has reviewed with senior risk officers the SEOs’ incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the CD&A that appears above in this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee,

Douglas E. Caton, Chairman

Ronald L. Hicks

R. Hunter Morin

A. D. Whittaker

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the calendar year 2008, pursuant to the SEC’s executive compensation disclosure requirements, for the chief executive officer, the chief financial officer, the chief banking officer, the director of retail banking, and the director of information technology and operations; Mr. Wilson, as stated above, had served as the director of information technology and data management prior to his retirement in October 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)

G. William Beale (5) President & CEO, Union Bankshares Corporation (UBSH)	2008	354,200	—	85,516	10,787	17,940	10,829	25,925	505,196
	2007	334,583		81,725	16,256	18,630	9,800	23,888	484,882
	2006	315,000	—	42,393	20,410	85,306	8,872	19,786	491,767

D. Anthony Peay EVP & CFO, UBSH	2008	198,900	—	35,729	7,493	15,666	—	12,929	270,717
	2007	190,833	—	33,981	10,498	15,600	—	13,535	264,447
	2006	182,500	—	15,966	12,913	32,854	—	10,372	254,605

John C. Neal EVP, UBSH; President & CEO, Union Bank and Trust Company	2008	246,400	—	38,445	7,705	25,422	—	16,938	334,910
	2007	236,892		36,791	11,611	28,224		16,391	329,909
	2006	229,405	—	19,519	14,579	65,412	—	13,963	342,878

Elizabeth M. Bentley EVP, UBSH	2008	139,575	—	5,840	1,247	12,300	—	6,400	165,541
	2007	123,000	—	5,313	1,351	8,610	—	6,564	144,838

Rex A. Hockemeyer EVP, UBSH (6)	2008	102,708	—	—	—	9,918	—	363	112,989

David S. Wilson Former EVP, UBSH (7)	2008	102,758	—	20,686	5,422	—	—	6,403	135,269
	2007	118,000	—	13,916	5,678	6,372	—	9,823	153,789

(1)	For valuation and discussion of assumptions related to stock and option awards, we refer you to the Company’s 2008 Form 10-K footnote 10 “Employee Benefits.” The dollar amounts reflected above for Stock and Option Awards are valued consistent with their compensation cost recognized in accordance with Statement of Financial Accounting Standard No. 123R. Stock Awards consist of both restricted and performance-based awards. The amounts for 2008 reflect the vesting amounts of both types of awards.
(2)	Represents cash award for individual performance under the MIP (versus corporate performance) based upon achievement of specific goals; each such award is made by the Company’s Compensation Committee in its sole discretion.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.
(4)	The details of the components of this column are provided in a separate table below.
(5)	$26,798 of Mr. Beale’s compensation has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for Union Bankshares Corporation.
(6)	Mr. Hockemeyer joined the Company in mid-April 2008.
(7)	Mr. Wilson resigned as Executive Vice President in mid-October 2008.

2008 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Dividends on Restricted Stock Awards (1)	Other Plan Payments (2)	BOLI Income	Total

G. William Beale	$3,651	$6,900	$4,062	$8,398	$2,914	$25,925
D. Anthony Peay	—	5,967	1,668	4,474	819	12,929
John C. Neal	—	6,900	1,825	6,046	2,167	16,938
Elizabeth M. Bentley	—	3,251	236	2,817	96	6,400
Rex A. Hockemeyer	—	363	—	—	—	363
David S. Wilson	—	3,083	707	2,613	—	6,403

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	The 2% bonus was available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided was available to all eligible employees, at that time, and is currently determined as 2% of base salary or commissions for only those employees.

Stock Option Grants and Stock Awards in 2009 under the 2008 MIP and the 2003 SIP

As described above, the Company’s 2003 Stock Incentive Plan provides for “grants” of stock options, stock appreciation rights and restricted stock to executive officers and key employees of the Company and its subsidiaries. The table on page 19 provides estimates for both non-equity and equity incentive plan awards, if any. The non-equity component relates to the cash, or short-term portion, of the 2008 MIP and the equity component relates to the stock “grants,” or long-term portion, of the 2003 SIP.

The estimated future payouts under non-equity incentive plan awards (the short-term cash portion) are shown below. For each eligible executive, the specific target award is weighted between the Company’s asset growth and its EPS growth relative to its select peer group combined with individual/divisional goals. The Company and individual/divisional percentage payouts are based on a percentage of annual base salary which can range from 20% to 80%. Under the terms of the 2008 MIP, the maximum aggregate annual cash award payout for all participants in the 2008 MIP may not exceed 2.3% of the Company’s annual net income.

Q. Did the Company make any awards of either stock options or stock to the executives identified in the Summary Compensation Table for 2008 performance under the 2008 MIP or the 2003 SIP?

No, the Company did not make any awards of stock options or stock for 2008 performance under the 2008 MIP or the 2003 SIP to the executives identified in the Summary Compensation Table; however, as indicated in the table on page 20, certain members of the Executive Group did receive in 2007 stock awards for 2006 performance under the 2006 MIP and the 2003 SIP.

Q. How does the Company determine the awards for performance-based shares of the Company’s common stock?

In 2007, the Company’s Board of Directors awarded the right to earn performance-based shares of Company common stock to certain members of the Executive Group for the 2007-2010 performance period under the 2003 SIP. These awards are determined according to each participant’s salary level, based on survey data and do not vary based on individual performance. The actual payouts of these performance-based shares, if any, will be determined by a non-discretionary formula, which measures the Company’s stock performance over a four-year period using total shareholder return (including reinvestment of dividends) measured over the performance period relative to the Company’s select peer group. For 2008 performance, there were no performance-based shares earned by any member of the Executive Group. For 2006 performance, certain members of the Executive Group received an additional 20% of his/her targeted grant value in restricted stock and performance stock. This additional 20% award was made because the Company achieved at or above the 75th percentile of its select peer group for total shareholder return performance for the previous year. The value of the restricted stock awards was calculated by multiplying the closing market price of the Company’s common stock on grant date (February 1, 2007) of $29.03 by the number of shares awarded. The executives have the right to vote the shares and to receive cash or stock dividends, if any, except for the shares under the performance-based component.

GRANTS OF PLAN-BASED AWARDS IN 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock And
		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock (#)	Underlying Options (#)	Awards ($ / Sh)	Option Awards
G. William Beale	N/A	—	17,940	86,457	—	—	—	—	—	N/A	N/A

D. Anthony Peay	N/A	—	15,666	38,718	—	—	—	—	—	N/A	N/A

John C. Neal	N/A	—	25,422	28,713	—	—	—	—	—	N/A	N/A

Elizabeth M. Bentley	N/A	—	12,300	13,267	—	—	—	—	—	N/A	N/A

Rex A. Hockemeyer	N/A	—	9,918	12,834	—	—	—	—	—	N/A	N/A

David S. Wilson	N/A	—	—	—	—	—	—	—	—	N/A	N/A

(1)	Represents cash award for individual performance (versus corporate performance) based upon achievement of specific goals under the MIP; each such award is made by the Company’s Compensation Committee in its sole discretion.

Outstanding Equity Awards Value at Year-End

The following table shows certain information regarding outstanding awards for unexercised stock options and non-vested stock (includes restricted and performance stock) at 2008 year-end for the members of the Executive Group. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested (#) (2)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

G. William Beale	1/23/2003	1,050	—	—	18.58	1/23/2013
	1/29/2004	1,050	1,050	—	22.65	1/29/2014
	2/1/2005						750	18,600
	2/1/2006						1,788	44,342
	2/1/2007						2,236	55,453
	1/1/2005-12/31/2008								1,502	37,250
	1/1/2006-12/31/2009								1,788	44,342
	1/1/2007-12/31/2010								3,354	83,179

D. Anthony Peay	1/25/2001	750	—	—	8.54	1/25/2011
	1/2/2002	3,000	—	—	10.67	1/2/2012
	1/23/2003	3,000	—	—	18.58	1/23/2013
	1/29/2004	3,000	750	—	22.65	1/29/2014
	2/1/2005						270	6,696
	2/1/2006						695	17,236
	2/1/2007						1,034	25,643
	1/1/2005-12/31/2008								542	13,442
	1/1/2006-12/31/2009								695	17,236
	1/1/2007-12/31/2010								1,551	38,465

John C. Neal	2/20/2000	1,755	—	—	8.67	2/20/2010
	1/25/2001	2,250	—	—	8.54	1/25/2011
	1/2/2002	3,750	—	—	10.67	1/2/2012
	1/23/2003	3,750	—	—	18.58	1/23/2013
	1/29/2004	3,000	750	—	22.65	1/29/2014
	2/1/2005						316	7,837
	2/1/2006						875	21,700
	2/1/2007						975	24,180
	1/1/2005-12/31/2008								633	15,698
	1/1/2006-12/31/2009								875	21,700
	1/1/2007-12/31/2010								1,462	36,258

Elizabeth M. Bentley	2/20/2000	900	—	—	8.67	2/20/2010
	1/2/2002	750	—	—	10.67	1/2/2012
	1/23/2003	1,125	—	—	18.58	1/23/2013
	1/29/2004	1,125	—	—	22.65	1/29/2014
	1/27/2005	825	—	—	23.50	1/27/2015
	2/23/2006	300	450	—	31.57	2/23/2016
	2/1/2007						321	7,961
	1/1/2007-12/31/2010								482	11,954

Rex A. Hockemeyer		—	—	—	—	—	—	—	—	—

{footnotes on next page)

(1)	Each of the incentive stock option awards, unless accelerated as of December 30, 2005, and which acceleration has been accepted by the award recipient, vests according to the following schedule: 20% of the award is exercisable one year after the grant date, and 20% vests for each subsequent year thereafter for a period of five years; once an installment of shares vests and becomes exercisable, the award recipient may exercise such options, or any portion of such installment, during the term of the subject Incentive Stock Option Agreement, which term is ten years after the date of each such agreement.
(2)	Restricted stock granted on the dates indicated in the first column of the table; the restricted stock vests in two installments, 50% at the end of the third year following the grant date, and 50% at the end of the fourth year following the grant date.
(3)	This column represents performance-based stock awards. The actual payouts of the shares, if any, will be determined by a non-discretionary formula, which measures the Company’s performance over a four-year period using total shareholder return (including reinvestment of dividends) compared to the Company’s select peer group for that same period.

The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing market price of the Company’s common stock on December 31, 2008 ($24.80).

Stock Option Exercises and Stock Vested in 2008

The following table provides information that is intended to enable investors to understand the value of the equity realized by a member of the Executive Group and Mr. Wilson upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2008

	Option Awards		Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

G. William Beale	—	—	752	14,647	—	—
D. Anthony Peay	3,000	17,640	272	5,292	—	—
John C. Neal	6,000	35,760	317	6,178	—	—
Elizabeth M. Bentley	—	—	—	—	—	—
Rex A. Hockemeyer	—	—	—	—	—	—
David S. Wilson	3,600	12,637	962	20,053	—	—

Mr. Peay’s value realized upon exercise, as set forth in the above table, was determined as the difference between the closing market price on the date of exercise ($19.30) and the exercise price of the stock options ($13.42 per share) multiplied by the number of shares acquired on exercise. Mr. Neal’s value realized upon exercise, as set forth in the above table, was determined as the difference between the closing market price on the date of exercise ($19.38) and the exercise price of the stock options ($13.42 per share) multiplied by the number of shares acquired on exercise. Mr. Wilson’s value realized upon exercise, as set forth in the above table, was determined as the difference between the closing market prices on the dates of exercise (ranging from $24.02 to $24.27 per share) and the exercise prices of the stock options (ranging from $18.58 to $22.65 per share) multiplied by the number of shares acquired on exercise. The restricted stock awards, as set forth in the above table, related to the vesting of previously issued stock awards for the 2005-2008 performance period.

Employee and/or Director Benefit Plans

Q. Does the Company have any type of deferred compensation plans for employees and/or directors? If so, what compensation will be paid under them?

Yes, there is a type of deferred compensation plan for some directors. By way of background, in 1985, Union Bank and Trust Company offered its directors the option to participate in a deferred supplemental compensation program. Certain directors have entered into agreements with Union Bank and Trust Company to participate in this program. To participate in this program, a director must have elected to forego the director’s fees that would otherwise be payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of Union Bank and Trust Company, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank and Trust Company on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter Union Bank and Trust Company has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied towards the first year’s premium expense of a life insurance policy on the life of Mr. Beale; subsequently, Union Bank and Trust Company has paid the premium necessary to continue the subject life insurance policy in effect.

Each supplemental compensation agreement provides that the director will receive from Union Bank and Trust Company a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank and Trust Company has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for Union Bank and Trust Company to pay him $26,500 per year for ten years upon his Normal Retirement Date. The Company’s other participating directors receive or will receive from Union Bank and Trust Company an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Hansen, $22,299. As of December 31, 2008, Union Bank and Trust Company had accrued approximately $1,051,287 to cover its obligations under all of the supplemental compensation agreements with current and former directors who participate in the director deferred compensation plan.

While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Q. Does any member of the Executive Group participate in a nonqualified deferred compensation plan?

Yes; the following table and narrative summarize the nonqualified deferred compensation for three members of the Executive Group.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

G. William Beale	26,798	—	(54,348)	—	290,909

D. Anthony Peay	—	—	—	—	—

John C. Neal	8,868	—	(10,227)	—	33,943

Elizabeth M. Bentley	—	—	(833)	—	1,838

Rex A. Hockemeyer	—	—	—	—	—

David S. Wilson	—	—	—	—	—

Messrs. Beale, Neal, and Ms. Bentley have elected to participate in the Company’s nonqualified deferred compensation plan administered by the Virginia Bankers Association Benefits Corporation. Contributions reflected above have been reported in the Summary Compensation Table. Earnings reflected above have not been reported in the Summary Compensation Table.

The Virginia Bankers Association’s (“VBA”) nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

Post-employment Compensation

Q. Are any of the executives listed in the Summary Compensation Table entitled to receive any payments from the Company if his/her employment ceases or there is a change in control? If so, how much could each be paid?

Yes, as discussed in the CD&A above, Messrs. Beale, Neal, and Peay, who are members of the Executive Group, have each entered into an amended and restated employment agreement and a “change in control” or Amended and Restated Management Continuity Agreement with the Company, all as of December 31, 2008. As stated above, the Company does not have management continuity agreements with either Ms. Bentley or Mr. Hockemeyer. We disclose in the following table the estimated potential payments, which would be due to each of the three executives under two different scenarios, if either had occurred as of December 31, 2008, based on the relevant agreements and prior to any amendment or changes made based on the executive compensation restrictions resulting from the Company’s participation in the Treasury’s CPP: (1) termination under the executive’s employment agreement, or (2) a pay-out under his respective Amended and Restated Management Continuity Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits

G. William Beale	Post Termination Compensation	$708,400	$1,059,058	$177,100	$45,000
	Early vesting of Restricted Stock	118,395	118,395	—	—
	Health care benefits continuation	3,761	3,761	—	7,522
	Early vesting of Performance Stock	164,771	164,771	—	—
	Early vesting of Stock Options	26,040	26,040	—	—
	Excise Tax Gross-up	—	526,030	—	—

	Total Value	$1,021,367	$1,898,055	$177,100	$52,522

D. Anthony Peay	Post Termination Compensation	$397,800	$397,800	$99,450	$43,120
	Early vesting of Restricted Stock	49,575	49,575	—	—
	Health care benefits continuation	3,761	3,761	—	7,521
	Early vesting of Performance Stock	69,142	69,142	—	—
	Early vesting of Stock Options	18,600	18,600	—	—

	Total Value	$538,878	$538,878	$99,450	$50,641

John C. Neal	Post Termination Compensation	$492,800	$492,800	$123,200	$34,808
	Early vesting of Restricted Stock	53,717	53,717	—	—
	Health care benefits continuation	8,013	8,013	—	16,027
	Early vesting of Performance Stock	73,656	73,656	—	—
	Early vesting of Stock Options	18,600	18,600	—	—

	Total Value	$646,786	$646,786	$123,200	$50,834

Q. Does the Company have a defined benefit plan or a defined contribution plan?

The Company does not participate in a defined benefit plan; however, the Company does have a defined contribution plan for all eligible employees, including members of the Executive Group. This plan is known formally as the Union Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group participate in the 401(k) Plan. Each employee participant is fully vested in his/her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after 6 years.

Q. Does the Company have a pension plan or some kind of similar plan for any of the executives listed that is tied to a retirement age?

Yes, as we have stated above, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age,” which is defined to be age 65. Because Mr. Beale serves as a director and is the Chief Executive Officer of the Company, we provide the following tabular information relating to his entitlement to the supplemental compensation, including the present value of the accumulated benefit for him.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

G. William Beale	Deferred Supplemental Compensation Program	20	93,390	—

D. Anthony Peay	—	—	—	—

John C. Neal	—	—	—	—

Elizabeth M. Bentley	—	—	—	—

Rex A. Hockemeyer	—	—	—	—

David S. Wilson	—	—	—	—

Mr. Beale has been credited with 20 years of service and is currently eligible to receive benefits at his Normal Retirement Date. Age 65 has been used for purposes of calculating the present value of accumulated benefit.

Q. What are the implications on executive compensation and corporate governance resulting from the Company’s participation in the CPP?

Because of the Company’s participation in the CPP, it is required to comply with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008, as implemented by applicable guidance or regulation. In February 2009, the American Recovery and Reinvestment Act of 2009 amended such requirements, containing expansive new restrictions on executive compensation for financial institutions participating in the CPP. The EESA and the ARRA provide that both the Treasury and the SEC will issue rules, guidelines and regulations to implement the new laws. In early February 2009, the Treasury announced certain executive compensation guidelines which generally continued the existing restrictions under the EESA. The ARRA implements many, but not all, of these guidelines and has in some instances established more stringent requirements.

The following is a summary of the executive compensation restrictions and corporate governance requirements under the EESA and the ARRA. These requirements are to be in effect during the period that the Treasury holds the Company’s Series A preferred stock:

No Incentives Encouraging Unnecessary and Excessive Risks. The Company is prohibited from providing incentive compensation arrangements that encourage its senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

Compensation Committee Risk Review. The Compensation Committee must review its senior executive officer incentive compensation arrangements with the Company’s senior risk officers to ensure that the senior executive officers are not encouraged to take such risks. The Compensation Committee is to meet at least semi-annually with the Company’s senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and the senior executive officers’ incentive compensation arrangements. The Committee has performed its first such review, and its conclusions are provided at the end of its report, which appears on page 16.

No Bonus Payments. The Company is prohibited from paying any bonus, retention award or incentive compensation to its top five most highly compensated executive officers and such additional number of employees as the Treasury may determine. This requirement does not apply to bonuses payable pursuant to employment agreements in effect prior to February 11, 2009. The prohibition also does not apply to the payment of long-term restricted stock, provided that the stock does not have a value exceeding one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not fully vest until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met. At the time of the printing of this Proxy Statement, the full impact of the prohibition on bonus payments described above was still under review. The Treasury may be issuing guidance related to bonus payments in the future.

“Golden Parachute” Payments. The Company is prohibited from making any severance payments of any amount to its top five most highly compensated executive officers (as determined based on SEC compensation rules) and the next five most highly compensated employees, apparently without regard to any provisions to the contrary contained in an existing employment or change in control agreement.

Clawback of Bonuses. The EESA and the ARRA require the recovery of any bonus, retention award or incentive compensation paid to the top five most highly compensated executive officers and any of the next 20 most highly compensated employees of the Company based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

Application of $500,000 Deductibility Limits. The Company is subject to limitations on the deductibility of pay to senior executive officers. Under this provision, annual compensation in excess of $500,000, whether or not performance based and whether or not deferred, would not be deductible.

Review of Prior Payments to Executives. The ARRA directs the Treasury to review previously paid bonuses, retention awards and other compensation paid to the Company’s top five most highly compensated executive officers and its next 20 most highly compensated employees before ARRA was enacted to determine whether any such payments were excessive, inconsistent with the purposes of the ARRA or TARP, or otherwise contrary to the public interest. If the Treasury determines that any such payments have been made by the Company, the Treasury will seek to negotiate with the Company and the subject employee for appropriate reimbursement with respect to such compensation or bonus.

Annual Non-Binding “Say on Pay” Vote. The Company’s proxy statement for its annual meeting of shareholders must include a non-binding shareholder vote to approve the compensation of its executives. See “Advisory (non-binding) Vote on Executive Compensation—Proposal 3” on page 4.

Annual Certification. The Company’s Chief Executive Officer and Chief Financial Officer will be required to certify in the Company’s annual filings with the SEC that the Company is in compliance with the ARRA’s provisions. This will most likely appear in the Company’s Annual Report on Form 10-K and will not be effective for the Company’s officers until its annual filings relating to fiscal 2009.

The Board of Directors and its Compensation Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program and plans.

DIRECTOR COMPENSATION

Q. Are the directors of the Company paid for their services, and if so, how are they paid?

Yes, as compensation for their services, each member of the Board of Directors of the Company receives $1,000 for each meeting of the Board attended and $500 for each committee meeting attended. Additionally, each director who attends a minimum of 75% of all Board and committee meetings since the last Annual Meeting of Shareholders (or since the appointment of a new director in the case of a new director’s first year of service) receives a $25,000 annual retainer (or pro-rated portion thereof in the case of a new director) paid in shares of the Company’s common stock based on the average closing price on the five consecutive trading days ending on December 1st of each year. Mr. Hicks receives an additional $3,500 annual stock retainer for serving as Board chair. Mr. Tillett receives an additional annual stock retainer of $3,500 for serving as chair of the Audit Committee. Mr. Beale does not receive any additional compensation above his regular salary for his service as a director or for attending any Board or committee meetings. The following table summarizes the director compensation paid by the Company during 2008.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)

Douglas E. Caton	13,350	25,000	—	38,350
Daniel I. Hansen	16,125	25,000	—	41,125
Ronald L. Hicks	13,725	28,500	2,520	44,745
Patrick J. McCann	12,725	25,000	—	37,725
Hullihen W. Moore	13,725	25,000	—	38,725
R. Hunter Morin (3)	14,350	25,000	—	39,350
W. Tayloe Murphy, Jr.	12,000	25,000	—	37,000
Ronald L. Tillett	13,350	28,500	—	41,850
A. D. Whittaker	14,350	25,000	18,865	58,215

(1)	Represents the value of stock awards on the date of grant to each director. Messrs. Hicks and Tillett each receive an additional $3,500 in stock awards as a result of chairing the Board and Audit Committee, respectively. The equivalent number of stock awards outstanding at December 31, 2008 represented the same number of stock awards granted during the year. The stock was awarded after the ex-dividend date during the fourth quarter of 2008.
(2)	Messrs. Hicks and Whittaker each have life insurance premiums paid on their behalf of $2,520. The policies provide for certain proceeds to be paid to the Company upon the death of either Mr. Hicks or Mr. Whittaker. Mr. Whittaker received payments of $16,345 from the deferred supplemental compensation plan during 2008.
(3)	Messrs. Moore (2004 Retainer only) and Morin (2004—2008 Retainer and Fees) have elected to defer both cash and stock awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union Bank and Trust Company, Northern Neck State Bank, Rappahannock National Bank,

Union Investment Services, Inc., Union Mortgage Group, Inc., and Johnson Mortgage Group, LLC. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2008 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 2008 except on two occasions; one Form 4 for Mr. Caton was filed a day late through inadvertence; one Form 4 was filed late for Mr. Wilson after he retired through inadvertence.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2010 Proxy Statement, it must be received by the Company’s Corporate Secretary, Janis Orfe, Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446 on or before November 20, 2009.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Janis Orfe, at Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446.

Annual Report on Form 10-K. Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company encourages its shareholders to read the Form 10-K as it contains information on the Company and its subsidiaries, as well as the Company’s audited financial statements.

DIRECTIONS TO THE COMPANY’S OPERATIONS CENTER

Union Bankshares Corporation

Operations Center

24010 Partnership Boulevard

Ruther Glen, VA 22546

From the East:

301 South to Bowling Green

Bypass Bowling Green onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

From the South:

Interstate 85 North, 95 North or 64 West to 295 North (Bypass)

295 North to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

From the West:

Interstate 81 to Interstate 64 East

Interstate 64 East to 295 South (Bypass)

295 South to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

From the North:

Interstate 95 South to Carmel Church (Exit 104)

Bear Right off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY UNION BANKSHARES CORPORATION	For	With- hold	For All Except

ANNUAL MEETING OF SHAREHOLDERS APRIL 21, 2009			1.	To elect three (3) directors to serve as Class I directors for three-year terms;	☐	☐	☐

The undersigned hereby appoints G. William Beale and Janis Orfe, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on Tuesday, April 21, 2009, at 4:00 p.m. at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546, or any adjournment thereof, on each of the following matters:

Douglas E. Caton, R. Hunter Morin, and Ronald L. Tillett
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
					For	Against	Abstain
			2	To ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent auditors for 2009.	☐	☐	☐
			3.	Approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement.	☐	☐	☐
			4.	The transaction of any other business which may properly come before the Annual Meeting. Management at present knows of no other business to be presented at the Annual Meeting.

			The meeting will be followed by a reception. Please check this box if you plan to attend.		°		☐
Please be sure to date and sign this proxy card in the box below.		Date
	Sign above			This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each proposal.

x							y

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

UNION BANKSHARES CORPORATION

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on April 21, 2009: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Shareholders, the Proxy Statement, including the Proxy Card, and the Annual Report on Form 10-K for the year ended December 31, 2008, may be viewed at http:// www.ubsh.com/site/AnnualReport_Proxy.pdf.

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